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                                                                   EXHIBIT 10.70


                                SYMBION EMPLOYEE
                               STOCK PURCHASE PLAN

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                                SYMBION EMPLOYEE
                               STOCK PURCHASE PLAN

                                    RECITALS

         WHEREAS, Symbion, Inc., a Tennessee corporation, desires to establish a plan through which employees of the Company and certain adopting affiliates may purchase from the Company shares of its common stock; and

         WHEREAS, the Plan is intended to qualify as an "employee stock purchase plan" within the meaning of section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code") and has designed the Plan to conform with Rule 16b-3 of the Exchange Act; and


         NOW, THEREFORE, the Company hereby establishes the Symbion Employee Stock Purchase Plan, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

         1.1. "Board of Directors" shall mean the Board of Directors of Symbion, Inc.

         1.2. The "Committee" shall mean the Compensation Committee of the Company's Board of Directors.

         1.3. The "Company" shall mean Symbion, Inc., a Tennessee corporation, or its successors, the Plan sponsor for all purposes.

         1.4. The "Company Stock" shall mean, subject to adjustment as provided in Article X, those shares of the Company's Common Stock, no par value, which pursuant to Article II are reserved for issuance upon the exercise of the options granted under this Plan.

         1.5. "Continuous Service" shall mean the number of full years and completed months of continuous employment with an Employer calculated from an Employee's last hire date to the Employee's date of severance of employment for any reason. Continuous Service shall not be broken and shall be credited for absences due to vacation, temporary sickness or injury, other paid leaves of absence authorized by an Employer, any leave of absences under the Family and Medical Leave Act of 1993 or any state mandated family and medical leave act or law, and leaves of absence which would not cause an individual to cease to be an Employee.


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         1.6. "Contribution Account" shall mean the account recorded on the records of the Company established on behalf of a Participant to which the amount of the Participant's contributions made pursuant to Article IV shall be credited.

         1.7. "Effective Date" shall mean the date of the consummation of a firm commitment underwritten public offering of the Stock for cash.

         1.8. "Employee" shall mean each current or future employee of an Employer as defined in Treasury Regulation section 1.423-2(b), section 1.421-7(h) and any other Regulations later finalized.

         1.9. "Employer" shall mean the Company and its successors. Employer shall also include any present or future parent (as defined in section 424(e) of the Code) and any present or future subsidiary (as defined in section 424(f) of the Code) of the Company that is from time to time designated by the Committee as a participating Employer. Such designation may be by a resolution of the Committee or any other writing that is duly adopted by the Committee for such purpose.

         1.10. "Exercise Date" shall mean, as applicable, September 30th of each calendar year which occurs 12 months following each Grant Date.

         1.11.  "Grant Date" shall mean October 1st of each calendar year.

         1.12. "Issue Price" shall mean the purchase price of the Company Stock to be charged to participating Participants on the Exercise Date.

         1.13. "Market Price" shall mean the closing sales price for the day upon which the Market Price is to be determined or, if there are no sales on such date, the last reported sales price for the most recent day preceding such date, in either case as reported on the New York Stock Exchange or any other exchange on which the Company Stock is traded or automated interdealer quotation system sponsored by a registered national securities association on which the Company Stock is quoted. Notwithstanding the foregoing, if the Company Stock is not listed on a national securities exchange or quoted on an automated interdealer quotation system sponsored by a registered national securities association, the Market Price of the Company Stock as of a particular date shall be determined using such method as shall be determined by the Committee provided such method is appropriate to qualify the Plan as an employee stock purchase plan under section 423 of the Code.

         1.14. "Participant" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Participant as provided in
Article III.

         1.15. "Participant's Contribution Rate" shall be the percentage of Eligible Compensation elected by the Participant to be contributed by regular payroll deductions to his Contribution Account as outlined in Section 4.1.

         1.16. "Eligible Compensation" for purposes of determining the amount of a Participant's contributions for any Plan Year shall be the gross (before taxes are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Option

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Period, except that such term shall include elective contributions made on an employee's behalf by an Employer that are not includable in income under section 125 or section 402(e)(3) of the Code. Notwithstanding the foregoing, "Eligible Compensation" shall not include (a) employer contributions to or payments from any deferred compensation program, whether such program is qualified under section 401(a) of the Code (other than amounts considered as employer contributions under section 402(e)(3) of the Code) or nonqualified, (b) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code, (c) amounts realized at the time property described in section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (d) amounts realized as a result of an election described in section 83(b) of the Code, and (e) any amount realized as a result of a disqualifying disposition within the meaning of section 421(b) of the Code.

         1.17. "Option Period" shall mean the 12-month period following each Grant Date and ending with the respective Exercise Date.

         1.18. "Plan" shall mean the Symbion Employee Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

         1.19. "Plan Year" shall mean the 12-month period beginning October 1st of each calendar year and ending September 30th of the following calendar year.

                                   ARTICLE II
                                ISSUANCE OF STOCK

         2.1. Subject to Section 2.2, the maximum number of shares of Company Stock available for issuance under the Plan shall be 1,650,000.

         2.2. The aggregate number of shares which may be issued upon exercise of options granted hereunder shall be subject to adjustment in accordance with the provisions of Article X of the Plan. These shares may be authorized and unissued shares, issued shares held in or acquired for the treasury of the Company, or shares of stock reacquired by the Company upon purchase in the open market or otherwise. Provided, however, the maximum number of shares stated in
Section 2.1, shall not be adjusted for any stock split or reverse stock split that occurs with respect to the Company Stock within 12 months of the date this Plan is approved by the Board.

                                   ARTICLE III
                                   ELIGIBILITY

         3.1. An Employee of an Employer shall be eligible to participate in this Plan, except for the following:

         (a) An Employee who has been employed less than six months of Continuous Service (or such lesser period of time as may be determined by the Committee in its discretion). Solely for purposes of this requirement, service with a Subsidiary of the Company which has not been designated by the


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               Committee as eligible for participation shall be treated as service for an Employer.

         (b) An Employee whose customary employment is 20 hours or less per week (or such lesser period of time as may be determined by the Committee in its discretion).

         (c) An Employee whose customary employment is for five months or less in a calendar year (or such lesser period of time as may be determined by the Committee in its discretion).

         (d) An Employee who would own more than 5% of the total combined voting power of all classes of stock of the Company or a subsidiary corporation or parent corporation (as those terms are defined in sections 424(e) and (f) of the Code) at the time such employee would be granted an Option. For purposes of this paragraph, the ownership attribution rules of section 424(d) of the Code shall apply in determining the stock ownership of an Employee and stock which the Employee may purchase under outstanding options (under this or any other agreement) shall be treated as stock owned by the Employee.

         3.2. Any Employee who otherwise satisfies the requirements of Section
3.1 shall become a Participant on the October 1st immediately following or coinciding with completion of the requisite period of employment.

         3.3. Upon becoming a Participant, the Employee shall be bound by the terms of this Plan, including any amendments hereto. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and a form for election to participate. Each Employee electing to participate shall complete such form and file it with the Employer no later than 15 days prior to the next Grant Date. The completed request for participation shall indicate the amount of the Participant's Contribution Rate authorized by the Participant in accordance with Section 4.1. If any Employee does not elect to participate in any given Option Period he or she may elect to participate as of any future Option Period if he or she continues to meet the eligibility requirements and files an election to participate at least 15 days prior to the next Grant Date.

                                   ARTICLE IV
                                  CONTRIBUTIONS

         4.1. Except as otherwise determined by the Committee, in order to participate in this Plan and be granted an option hereunder, a Participant must file with the Employer an election to participate in accordance with Section 3.3 and must authorize his Employer to deduct through a payroll deduction an exact number of dollars or percentage of the Participant's Eligible Compensation expressed in whole percentages, but not less than $10.00 per month. Provided, however, that the maximum deduction which a Participant may authorize shall be 10% of the Participant's Eligible Compensation. Such authorization shall be in writing and on such forms as provided by the Committee. Payroll deductions shall begin as of the first pay period on or after a Grant Date during each Option Period.


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For all purposes of this Plan, a Participant's contributions shall be allocated to and deemed a part of the Participant's Contribution Account. Participant contributions will not be permitted to begin at any time other than the first pay period on or after a Grant Date during an Option Period. The Employers shall transfer all withheld amounts to the Company which may use such amounts for any valid corporate purposes. No interest shall accrue or be paid on any amounts withheld under this Plan.

         4.2. The Participant's Contribution Rate, once established, shall remain in effect for all Plan Years unless changed by the Participant in writing and filed with the Employer in the form and in the manner specified by the Committee at least 15 days prior to such successive Option Period.

         4.3. At any time during the Plan Year, a Participant may notify the Employer that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Committee and shall become effective as of a date not more than 30 days following its receipt by the Employer.

         4.4. Participants may elect to withdraw all, but not less than all, of their contributions at any time prior to 30 days before the Exercise Date relating to a particular Option Period. Any such withdrawal will be made by request in writing on such forms as provided by the Committee. If contributions are withdrawn during the Option Period, however, no further contributions will be permitted during that Option Period. If a Participant withdraws from an Option Period, payroll deductions shall not be resumed unless the Participant delivers to the Committee a new election in accordance with Article IV.

                                    ARTICLE V
                                GRANT OF OPTIONS

         5.1. Except as otherwise determined by the Committee, every Employee who is otherwise eligible to become a Participant hereunder shall, on the Grant Date of each Option Period and without further action of the Committee, be granted an option to purchase a number of whole shares of Company Stock that, in the aggregate, has an Issue Price that is not more than ten percent (10%) of such Employee's Eligible Compensation during the Option Period; provided, however, that the options granted hereunder are limited so that the total Market Price of Company Stock that can be purchased under such options does not exceed $25,000 (determined on the date that options are granted) during any one calendar year. Options granted under this Plan shall be subject to such amendments or modifications as the Company shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Company shall from time to time approve and deem necessary. Options not exercised pursuant to Section 6.1 shall terminate at 11:59 p.m. (Eastern Time) on the Exercise Date. In the event an outstanding option shall for any reason expire, the shares of Company Stock allocable to the unexercised portion of such option may again be subject to option under the Plan. This Plan is subject to stockholder approval as provided in Section 11.11 and unless so approved on or before the date which is 12 months after the date this Plan is adopted by the Board of Directors, this Plan and all options granted hereunder shall terminate and become void.


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         5.2. The Issue Price of the Company Stock under this Plan shall, with respect to each Option Period, be equal to the lesser of: (a) 85% of the Market Price on the applicable Grant Date; or (b) 85% of the Market Price on the applicable Exercise Date.

         5.3. Notwithstanding any provision of this Plan, no Employee shall receive options to purchase Company Stock which permit the rights of an Employee to purchase stock under all "employee stock purchase plans" of the Company and its parent corporation and subsidiary corporation (as the terms "parent corporation" and "subsidiary corporation" are defined in sections 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 5.3, (a) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (b) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (c) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

                                   ARTICLE VI
                               EXERCISE OF OPTIONS

         6.1. On each Exercise Date, the Participant's Contribution Account shall be used to purchase the maximum number of whole shares of Company Stock determined by dividing the Issue Price into the balance of the Participant's Contribution Account (subject to the limitations set forth in Section 5.3). Any money remaining in a Participant's Contribution Account after the Exercise Date which was not needed to exercise the Participant's option to the fullest extent as calculated pursuant to Section 5.1 shall be returned to the Participant. Any money remaining in a Participant's Contribution Account solely as a result of an amount representing a fractional share, however, shall remain in the Participant's Contribution Account unless the return of such amount is requested by the Participant in writing on a form supplied by the Committee. If such return is not requested, the balance will remain in the Participant's Contribution Account to be used in the next Option Period along with new contributions made in that Option Period.

         If the total number of shares to be purchased under option by all Participants exceeds the number of shares authorized under Article II of this Plan, a pro-rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the Exercise Date.

         6.2. The certificates for Company Stock purchased through the exercise of the option granted hereunder shall be issued as soon as practicable after the Exercise Date.

                                   ARTICLE VII
                            TERMINATION OF EMPLOYMENT

         7.1. Any Employee whose employment with all Employers is terminated for any reason, except death or retirement, or who is transferred to a Subsidiary of the Company


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which has not been designated by the Committee as eligible for participation during the Plan Year shall cease being a Participant immediately. The balance of the Participant's Contribution Account shall be paid to such Participant, or to such Participant's legal representative, as soon as practicable after such Participant's termination. Any right to purchase Company Stock under the option granted to such Participant by participation in this Plan shall be deemed null and void.

         7.2. If a Participant dies during a Plan Year no further contributions on behalf of the deceased Participant shall be accepted under the Plan. The personal representative of the estate of the deceased Participant may elect to withdraw the balance in the Participant's Contribution Account by notifying the Committee in writing prior to the Exercise Date. In the event no election to withdraw has been made before the Exercise Date, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase Company Stock in accordance with Article VI.

         7.3. If a Participant retires for reasons of age or disability under the then established rules of the Employer during a Plan Year, no further contributions on behalf of the retired Participant shall be accepted under the Plan. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Committee in writing prior to the Exercise Date. In the event no election to withdraw has been made before the Exercise Date, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase Company's Stock in accordance with Article VI.

                                  ARTICLE VIII
                              DISPOSITION OF STOCK

         If a Participant or former Participant disposes of any shares of Company Stock obtained under this Plan (a) prior to two years after the Grant Date of such share, or (b) prior to one year after the Exercise Date of such share, that Participant or former Participant must notify the Committee immediately of such disposition in writing. All dispositions of Company Stock shall be made in compliance with applicable federal and state securities laws.

                                   ARTICLE IX
                                 ADMINISTRATION

         The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while a member of the Committee. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought under the Plan. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part related to the Plan, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of options granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Plan shall be administered in


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order to qualify the options granted hereunder as options granted pursuant to an
"employee stock purchase plan" described in section 423 of the Code.

                                    ARTICLE X
                     CHANGES IN COMPANY'S CAPITAL STRUCTURE

         10.1. The existence of this Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Company Stock or rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

         10.2. In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or decrease of the number of shares of the Company's Stock outstanding without receiving compensation in money, services, or property, then the class of shares of the Company's Stock set forth in Section 1.4 of the Plan, the number of shares of stock reserved pursuant to Article II, and the number of options granted a Participant shall be appropriately adjusted as determined by the Committee. The Committee's determination shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of section 423 of the Code.

         10.3. Subject to any required action by the stockholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Company Stock subject to the option would have been entitled. Unless adopted by the surviving corporation, upon a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, the Plan shall be terminated in accordance with section 11.2 hereof effective immediately prior to the date of such event.


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                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1. Each Participant, former Participant, or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to such Participant's Employer for such benefit.

         11.2. The Board of Directors may at any time or from time to time amend the Plan in any respect, except that, without approval of the stockholders of the Company within 12 months prior to or after the date the amendment is adopted by the Board of Directors, no amendment may (i) increase the number of shares reserved under the Plan other than as provided in Article X, (ii) modify the class of employees eligible to participate in the Plan, or (iii) reduce the Issue Price per share as defined herein. The Company may terminate the Plan at any time. If the Plan is terminated, the date of termination shall be treated as the Exercise Date and all funds in a Participant's Contribution Account not expended to purchase Company Stock shall be refunded to the Participant.

         11.3. The Employers will pay all expenses that may arise in connection with the administration of this Plan.

         11.4. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be disregarded in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise.

         11.5. This Plan shall be construed in accordance with the laws of the state of incorporation of the Company to the extent federal law does not supersede and preempt such law.

         11.6. A misstatement in the age, length of Continuous Service, date of employment or any other such matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

         11.7. The option to purchase Company Stock arising by participation in this Plan is not transferable by a Participant other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

         11.8. This Plan will not be deemed to constitute a contract between an Employer and any Participant or to be in consideration of or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.

         11.9. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of an Employer, under or by reason of any of the terms, conditions, or agreements contained in this Plan or implied therefrom,

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and any and all liabilities of, and any and all rights and claims against an
Employer, or any stockholder, officer, or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant, as a part of the consideration for any benefits provided by the Employers under this Plan.

         11.10. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his or her part to indemnity from the Company, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and the Board of Directors, whether or not he or she continues to be such a member of the Committee and the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such a member of the Committee and the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within 60 days after institution of any such action, suit, or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         11.11. Notwithstanding any other provisions of this Plan, in order for this Plan to continue as effective, it must be approved by the stockholders holding at least a majority of the voting stock of the Company on or before the date which is 12 months after the date it is adopted by the Board of Directors.

         11.12. The Company's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale, or delivery of such stock and compliance with applicable state and federal securities laws.

         11.13. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to


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the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Notwithstanding any of the foregoing, any notice required or permitted to be given by or on behalf of a Participant under Article IV or Article VII hereof, shall only be effective as of the date of its actual receipt. Any party may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company shall be entitled to use the address of a Participant in the Employer's records. Any person entitled to notice hereunder may waive such notice.

         11.14. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of section 423(b) of the Code. In the event the Company should receive notice that this Plan fails to qualify as an "employee stock purchase plan" under section 423 of the Code, the Company shall have the option of returning all then existing Participants' Contribution Accounts to the Participants and terminating the Plan.

         11.15. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

         11.16. This Plan is intended to be a "stock purchase plan" as defined in Rule 16b-3, promulgated under the Securities Exchange Act of 1934, and all grants and awards made hereunder are intended to be exempt under Rule 16b-3, and the terms hereof shall be interpreted in a manner that is consistent with such Rule 16b-3.

         11.17. No Option may be granted after termination of the Plan, and in no event may any Option be granted under the Plan after July 1, 2011.

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         IN WITNESS WHEREOF, pursuant to action taken by the Board of Directors, the undersigned authority has executed this instrument on this _____ day of __________, ______.

                                  SYMBION, INC.


                                  By:   /s/ Clifford G. Adlerz
                                        -------------------------------


                                  Its:  President and COO
                                        -------------------------------




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